Exhibit 99.1

The following discussion is an amendment and supplement to, and is intended to be read together with, the discussion under the heading “United States Federal Income Tax Considerations” in Exhibit 99.1 to Realty Income Corporation’s (the “Company”) Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2019, pursuant to Item 8.01 of Form 8-K (the “February 2019 Form 8-K”). Each capitalized term used but not defined under the caption "Supplemental U.S. Federal Income Tax Considerations" below has the meaning ascribed thereto in Exhibit 99.1 to the February 2019 Form 8-K. The discussion under the heading “United States Federal Income Tax Considerations” in Exhibit 99.1 to the February 2019 Form 8-K, as amended and supplemented by the discussion under the heading “Supplemental U.S. Federal Income Tax Considerations” below, supersedes and replaces in its entirety the discussion under the heading “United States Federal Income Tax Considerations” in the prospectus dated November 5, 2018, which is a part of the Company’s Registration Statement on Form S-3 (File No. 333-228157) filed with the SEC on November 5, 2018 and which is also attached to (i) each of three prospectus supplements dated November 5, 2018 filed by the Company with the SEC on November 5, 2018 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (“Rule 424(b)”) and (ii) the prospectus supplement dated December 6, 2019 filed by the Company with the SEC on December 6, 2019 pursuant to Rule 424(b).

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following paragraph supersedes and replaces the paragraph under the heading "United States Federal Income Tax Considerations—Taxation of Our Company—Ownership of Interests in Taxable REIT Subsidiaries" in Exhibit 99.1 to the February 2019 Form 8-K.

We currently own an interest in a number of taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “—Asset Tests.”  For taxable years beginning after December 31, 2017, taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. See “—Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.

The following two sentences supersede and replace the first and second sentences of the fourth paragraph under the heading "United States Federal Income Tax Considerations—Taxation of Our Company—Annual Distribution Requirements" in Exhibit 99.1 to the February 2019 Form 8-K.

For taxable years beginning after December 31, 2017, and except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships.

The following paragraph supersedes and replaces the third paragraph under the heading "United States Federal Income Tax Considerations—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us" in Exhibit 99.1 to the February 2019 Form 8-K.

If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.